SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 December 8, 2006
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices) (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 8.01	Other Events.

As previously reported, by SonoSite, Inc. ("SonoSite"), has been defending a lawsuit filed against it on July 24, 2001, by Neutrino Development Corporation ("Neutrino") in the U.S. District Court for the Southern District of Texas, Houston Division (the "Court"), alleging that SonoSite's use, sale and manufacture of certain of its devices infringed Neutrino's U.S. patent 6,221,021 ("the '021 patent").  On March 21, 2006, the Court granted SonoSite's motion for summary judgment of invalidity against Neutrino.  Based on the holding of invalidity, the Court reversed its earlier finding that SonoSite infringed the '021 patent.

On December 8, 2006, the United States Court of Appeals for the Federal Circuit affirmed the lower court’s summary judgment based on invalidity and its reversal of its earlier finding of infringement.  A copy of the press release announcing this ruling is attached hereto as Exhibit 99.1 and is incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	SonoSite, Inc. press release issued December 14, 2006.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	December 14, 2006	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	SonoSite, Inc. press release issued December 14, 2006.